Exhibit 99.1

Catalyst Biosciences Announces the Appointment of

Industry Veteran Andrea Hunt to its Board of Directors

Senior pharmaceutical executive with extensive experience in hematology and hemophilia

Led Baxalta’s Global Blood Disorders Franchise within the Hematology Division

SOUTH SAN FRANCISCO, Calif., Oct. 26, 2017 — Catalyst Biosciences, Inc. (Nasdaq:CBIO), a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications, today announced the appointment of Ms. Andrea Hunt to its board of directors. Ms. Hunt was most recently vice president, New Product Gene Therapy, Neuroscience, Oncology, Ophthalmology at Shire, Plc.

“Andrea brings significant senior level executive experience leading global franchises in hemophilia, cell and gene therapy, biologics and regenerative medicine,” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst. “We are privileged to have someone with Andrea’s expertise and experience join our board, and we look forward to her input and guidance as we continue development of our hemophilia programs.”

Ms. Hunt commented, “Individuals with hemophilia, especially young children, need prophylactic treatment options that are easier to administer and have the potential to normalize their coagulation systems. I look forward to working with the Catalyst Biosciences team as they advance their subcutaneous Factor VIIa and Factor IX clinical candidates.”

Andrea Hunt was most recently vice president, New Product Gene Therapy, Neuroscience, Oncology & Ophthalmology at Shire, Plc., where she was developing and integrating strategies for Shire’s gene therapy platform. Ms. Hunt came to Shire through its acquisition of Baxalta, where she led the Global Blood

Disorders Franchise within the Hematology Division. Prior to Baxalta, Ms. Hunt held several positions of increasing responsibility at Baxter Healthcare leading to her appointment as project leader to Baxter Healthcare’s R&D program, BAX855, now Adynovate™. Ms. Hunt served on the board for the Alliance for Regenerative Medicine and is an advisor to the Angiogenesis Foundation. Ms. Hunt earned her MBA in marketing from the University of Michigan and her B.S. in hospital dietetics and B.A. in foods and nutrition from the University of Illinois.

About Catalyst

Catalyst is a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia. For more information, please visit www.catalystbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical facts, included in this press release regarding our strategy, the potential uses and benefits of CB 2679d and development plans for this product candidate are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Catalyst’s clinical trial timelines, including the anticipated completion of a Phase 1/2 proof-of-concept study for CB 2679d, the plans to disclose interim top-line results from the Phase 1/2 study by the end of 2017 and complete trial results by early 2018 and to report results at upcoming medical conferences, and the potential uses and benefits of subcutaneously dosed CB 2679d. Actual results or events could differ materially from the plans and expectations and projections disclosed in these forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that trials and enrollment may be delayed and may not have satisfactory outcomes, that human trials will not replicate the results from preclinical studies, that subcutaneous dosing of CB 2679d may not replicate potency or duration of blood levels, that potential adverse effects may arise from the testing or use of Catalyst’s products, including the generation of antibodies, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition, and other factors described in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Corporate

Fletcher Payne

CFO, Catalyst Biosciences

+1.650.871.0761

investors@catbio.com

Investors

Andrew McDonald, Ph.D.

LifeSci Advisors

+1.646.597.6987

Andrew@lifesci.com

Media

Josephine Belluardo, Ph.D.

LifeSci Public Relations

+1.646.751.4361

jo@lifescipublicrelations.com